Exhibit 12.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

May 15, 2020

Remembrance Group, Inc.

365 5th Ave South, Suite 201

Naples, FL 34102

Re:	Form 1-A Offering Statement (File No. 024-11179)

Ladies and Gentlemen,

We have acted as counsel to Remembrance Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s offering statement on Form 1-A under Regulation A and Section 3(6) of the Securities Act of 1933, as amended (the “Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2020 (File No. 024-11179) (as amended, the “Offering Statement”). The Offering Statement relates to the sale by the Company of up to 1,200,000 shares of the Company’s Series A Redeemable Preferred Stock (the “Shares”). No opinion is expressed herein as to any matter pertaining to the contents of the Offering Statement or related offering circular (the “Offering Circular”), other than as expressly stated herein with respect to the issuance of the Shares.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Offering Statement;

(b)	the Certificate of Incorporation of the Company;

(c)	the form of Amended and Restated Certificate of Incorporation;

(d)	the Bylaws of the Company;

(e)	the form of subscription agreement related to the purchase of the Shares; and

(f)	certain resolutions and actions of the Board of Directors and stockholders of the Company relating to the issuance and sale of the Shares pursuant to the terms of the Offering Statement, the qualification for exemption from registration of the Shares under Regulation A of the Act, and such other relevant matters.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG 2 May 15, 2020

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Offering Statement will be qualified by the Commission. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing, we are of the opinion that upon the sale of the Shares as described in the Offering Statement and the receipt of payment therefor by the Company, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Offering Statement is declared qualified.

The opinions we express herein are limited to matters involving the General Corporation Law of the State of Delaware as currently in effect. We express no opinion regarding the effect of the laws of any other jurisdiction or state. We specifically exclude any opinions regarding federal or state securities laws, including the securities laws of the State of Delaware, related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and we consent to the reference of our name under the caption “Legal Matters” in the Offering Circular forming a part of the Offering Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC